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GREEN  MOUNTAIN  POWER  CORPORATION
SEC  FORM  8-K  EXHIBIT  99

     STATE  OF  VERMONT
     PUBLIC  SERVICE  BOARD





Docket  No.  6545

?jbentleyDelete [caption], click Insert, File, and select the caption document for this DocketInvestigation into General Order No. 45 Notice filed by Vermont Yankee Nuclear Power Corporation re: proposed sale of Vermont Yankee Nuclear
Power  Station  and  related  transactions     )))))

     GMP/DPS  MEMORANDUM  OF  UNDERSTANDING

     This Memorandum of Understanding (the "MOU" or "Memorandum") sets forth the agreements reached between the Vermont Department of Public Service ("DPS" or the "Department"), and Green Mountain Power Corporation ("GMP", "Green Mountain Power", or the "Company") (together, the "Parties"), regarding GMP's Cost of
Service Studies for 2003 and 2004 ("COS" or "COS Studies"), as filed with the Vermont Public Service Board ("PSB" or the "Board"), in accordance with the Board's Order of June 13, 2003 in the above-referenced matter. INTRODUCTION AND RECITALS
     1. On August 22, 2001, Vermont Yankee Nuclear Power Corporation ("Vermont Yankee," "VYNPC," or "VY") provided the Board with notice, in accordance with General Order No. 45 ("G.O. 45"), of Vermont Yankee's intent to enter into a proposed Purchase and Sale Agreement (the "PSA") with Entergy Nuclear Vermont Yankee, LLC (" ENVY") and certain related Transactions concerning the sale of the Vermont Yankee Nuclear Power Station (the "Station" or "VY Station").

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     2.     By Order dated September 4, 2001, the Board opened an investigation,
pursuant  to 30 Vermont Statutes Annotated ("V.S.A.")    2(c), 109, 203, 209 and
231, into the G.O. No. 45 notice filing of Vermont Yankee's intent to execute the PSA with ENVY as well as certain other agreements related to the proposed sale of the Station.
3. On March 4, 2002, VY, ENVY, GMP, the Department and other parties entered into a Memorandum of Understanding (the VY Sale MOU) modifying and clarifying the requests for approvals pending before the Board at that time.
4. By Order dated June 13, 2002, the Board issued an Order substantially approving the sale of the VY Station to ENVY pursuant to the PSA, and Vermont Yankee's entry in the PPA and related 2001 AA with Green Mountain, all as modified by the VY MOU.
5. In addition, the Order directed Green Mountain to file, in April 2003, an updated cost-of-service based upon a test year ending December 31, 2002, with appropriate additional information as necessary to determine whether a rate decrease is appropriate in 2003 or 2004.
6. On April 15, 2003, Green Mountain filed its COS Studies as required pursuant to the Order. The Green Mountain COS studies indicated that GMP's rates should increase .73% for the rate year 2003 and 4.46% beginning on January 1, 2004.
7. Subsequent to the filing of the GMP COS Studies, the Department investigated the COS studies and conducted informal discovery of GMP on issues related to said studies.
COST  OF  SERVICE
     8. The undersigned Parties have engaged in extended discussions and review with respect to the GMP COS Studies.

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     9.     As  a  result,  the undersigned Parties agree that a change in GMP's retail rates for 2003 and 2004 is not warranted. As a result, the Department shall recommend to the Board that the Board should not open an investigation
into the reasonableness of Green Mountain's rates pursuant to 30 V.S.A.   227(b)
in  this  docket.
10. Except as set forth in paragraph 11 below, Green Mountain Power agrees not to seek any other rate increase effective prior to January 1, 2007 (i.e., no filing prior to 4/15/06). GMP and the Department further agree that in the event of a major storm, power supply interruption or outage significantly in excess of forecasted outage rates relating to Vermont Yankee, Hydro-Quebec deliveries, Wyman, Stonybrook or McNeil generating facilities, or forced de-rating of the Hydro-Quebec interconnection facilities, or major non-weather-related loss of customer load resulting in revenue loss materially exceeding supply cost
savings,  GMP  may  seek emergency rate relief pursuant to 30 V.S.A.   226(a) or
seek an accounting order from the Board permitting the deferral of costs associated therewith. The Department will support any such request for an accounting order. The DPS reserves its right to contest the ultimate recovery of such booked and deferred costs.
11. To enable GMP to meet the requirements of this MOU, in particular the extended stay-out provision in paragraph 10 and the cap on earnings in paragraph 17, the DPS agrees to a rate increase of 1.9% effective 1/1/05 and an additional rate increase of 0.9% effective 1/1/06. Before each of these increases may go into effect, GMP must make cost of service filings with the DPS and the Public Service Board 60 days prior to each rate increase that support the rate increase. If GMP earns in excess of the cap on earnings in paragraph 17 in 2005 or 2006, the full amount of such over-earnings shall be refunded to customers as a credit on customer bills or applied to reduce regulatory assets as the DPS shall direct. Any refunds to customers shall be implemented in a manner to be agreed between GMP and the DPS and approved by the Board.

     12. Green Mountain Power agrees to begin amortization of the following regulatory assets beginning with the effective date of the January 1, 2005 1.9% rate increase referenced in paragraph 11 above, on schedules to minimize future rate impacts: (1) ACE amortized over 5 years instead of 2 years; (2) Pine Street amortized over 20 years instead of 5 years, without a return. Each of these amortizations shall be allowed in rates without further disallowance or adjustment, according to these amortization schedules, until fully amortized.
13. DPS agrees to permit Green Mountain Power to carry over Docket No. 6107 deferred revenues through 2004.
14. Green Mountain Power agrees to offer to extend the IBM Economic Development Agreement ("IBM EDA") on existing terms for 3 yrs at a fixed "Base Amount" equal to the 2002 Base Amount (as the term "Base Amount" is defined in the IBM EDA).
15. Green Mountain Power agrees to continue accrual-basis accounting of its defined benefit plans through the stay-out period defined in this MOU.
16. GMP agrees that any transmission cost savings associated with PTF treatment of Highgate and Phase I/II facilities will be applied to reduce regulatory assets to the benefit of GMP's ratepayers as agreed by DPS and approved by the Board.
EARNINGS  CAP

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     17.     While GMP's existing retail rates as established in Docket No. 6107 provide for an 11.25% allowed return on equity, to the extent that GMP's calendar year earned rate of return on common equity on its Vermont electricity utility operations in 2003, 2004, 2005 or 2006 exceeds 10.50% , the dollar amount of such excess shall be applied first to reduce regulatory assets as agreed by GMP and the DPS and approved by the Board. GMP shall file a report detailing its core return on equity for calendar year 2003 and each year thereafter through calendar year 2006 on March 1 of the next succeeding year. Core Return on Equity shall be calculated excluding the operations of GMP's unregulated subsidiaries and rental water heater program and is not the same as the consolidated return on equity calculated for external financial reporting required under GAAP.
REDESIGN  OF  GMP  RETAIL  RATES
     18. Within sixty days of the approval of this MOU by the Board, GMP shall file with the Public Service Board a fully allocated cost of service study
and rate redesign as well as a petition  pursuant to 30 V.S.A.    218 and 225 to
redesign  its  rates.
19.     The review of the proposed new GMP rate design shall be conducted by the
Board  in  a new docket opened for such purposes pursuant to 30 V.S.A.   218 et.
seq.
ALTERNATIVE  REGULATION  PLAN
     20. GMP and the DPS agree to work cooperatively to develop an alternative-regulation plan which GMP agrees to propose for approval pursuant to
30 V.S.A.   218d; the target for completing and filing an alternative-regulation plan is 120 days after Board approval of this MOU. The Parties agree that this MOU shall terminate upon approval of an alternative regulation plan proposed by the Parties pursuant to this paragraph.
FINAL  TERMS  AND  CONDITIONS
     21. This MOU shall become effective upon the issuance of approval by the PSB in the manner contemplated herein.

     22. The Parties agree that this MOU and any Order approving this MOU relates only to these Parties and should not be construed by any party or tribunal as having precedential or any other impact on proceedings involving other utilities. The Parties have made compromises on specific issues to reach this MOU. The MOU and any Order approving this MOU shall not be construed by any party or tribunal as having precedential impact on any future proceedings involving the Parties except as necessary to ensure GMP's implementation of this MOU or to enforce an order of the PSB resulting from this MOU. The Parties reserve the right in future proceedings to advocate positions that differ from those set forth in this MOU, and this MOU and any Order approving this MOU may not in any future proceeding be used against any party except as necessary to enforce GMP's rights and obligations under this MOU or to enforce an order of the PSB resulting from this MOU.
23. Except as otherwise provided for herein, the Parties agree that this Memorandum shall be effective, and shall bind the Parties hereto, only if the Public Service Board issues an order in this docket containing terms consistent with this MOU in all respects.
24. The Parties agree that should the Board fail to approve the MOU in its entirety, the Parties' agreements set forth herein shall terminate if so requested by either Party, in which case, the Parties shall have the right to file additional prefiled testimony on all issues in the above referenced dockets and the Parties' agreements shall not be construed by any party or tribunal as having precedential impact on any future testimony or positions which may be advanced in these proceedings.

     DATED at MONTPELIER, VERMONT this 11th day of July, 2003. VERMONT DEPARTMENT OF PUBLIC
    SERVICE



     By:/s/  James  Volz
       -----------------
          James  Volz,  Esq.


     GREEN  MOUNTAIN  POWER
  CORPORATION



     By:/s/  Donald  J.  Rendall,  Jr.
        ------------------------------
          Donald  J.  Rendall,  Jr.,  Esq.